                     TEGAL CORPORATION AND SUBSIDIARIES              EXHIBIT 11
                         STATEMENT REGARDING COMPUTATION
                             OF NET INCOME PER SHARE
                                   (Unaudited)

                      (In thousands, except per share data)

                                                 Three Months Ended            Six Months Ended
                                                    September 30,                September 30,
                                               ----------------------        ----------------------

                                                 1996           1995          1996           1995
                                               -------        -------        -------        -------
Net Income                                     $   415        $ 1,138        $ 2,160        $ 2,148
                                               =======        =======        =======        =======

Weighted average shares outstanding
during the period                               10,104            675         10,087            664

Preferred stock on an "as if" converted           --            5,876           --            5,876

Common shares issued and stock options
granted in accordance with Staff
Accounting Bulletin No. 83                        --                1           --                1

Common stock equivalents                           543          1,037            582          1,018
                                               -------        -------        -------        -------

Shares used in per share computation            10,647          7,589         10,669          7,559
                                               =======        =======        =======        =======

Net income per share                           $  0.04        $  0.15        $  0.20        $  0.28
                                               =======        =======        =======        =======

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
SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 12, 1996



                                       TEGAL CORPORATION
                                       (Registrant)




                                        /s/ David Curtis
                                       ----------------------------------
                                       David Curtis
                                       Chief Financial Officer, Treasurer and
                                       Secretary (Principal Financial Officer)

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